Exhibit 99.1

DeVry Education Group Announces Second Quarter Fiscal 2017 Results

Reported EPS of $0.23; EPS of $0.85 excluding special items grew 25%

Settled high priority regulatory matters

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--February 2, 2017--DeVry Education Group (NYSE:DV), a leading global education provider, today reported academic, operational and financial results for its fiscal 2017 second quarter ended Dec. 31, 2016. DeVry Group also reported enrollment results at Carrington College, Chamberlain College of Nursing, DeVry Medical International and DeVry University and its Keller Graduate School of Management.

“Our second quarter results were in line with our plan,” said Lisa Wardell, president and CEO of DeVry Education Group. “The overall operating fundamentals of our organization are beginning to improve, as we execute on our operating initiatives and further build on our value proposition among prospective students and employers.

“With the recent settlement of our high priority regulatory issues, and as we recommit to our students by implementing our voluntary Student Commitment standards, we can now dedicate our time toward re-establishing enrollment growth, driving further cost efficiencies and carefully charting our strategy going forward. As we transition to a portfolio management focus, we are better analyzing and addressing performance and outlook at each of our institutions – and elevating accountability across all operating areas – with an emphasis on delivering results and improving our return on invested capital.”

Selected financial data for the three months ended Dec. 31, 2016:

  Total revenue was flat versus the prior year at $456.4 million
  International and Professional Education grew 61.5 percent versus the prior year, while Medical and Healthcare revenue decreased 0.2 percent and Business, Technology and Management revenue decreased 23.6 percent
  Reported net income of $14.4 million, compared to a net loss of $50.6 million last year; net income excluding special items was $54.7 million, compared to $44 million last year
  Reported diluted earnings per share was $0.23, compared to diluted loss per share of $0.79 last year; diluted earnings per share excluding special items was $0.85, compared to $0.68 last year
  DeVry Group repurchased approximately 306,000 shares of common stock during the second fiscal quarter
  Cash and cash equivalents were $199.9 million as of Dec. 31, 2016, compared to $178.2 million as of Dec. 31, 2015. Outstanding bank borrowings were $225 million as of Dec. 31, 2016

The fiscal 2017 second quarter results contained pre-tax charges of $66.1 million related to regulatory settlements, restructuring, and loss on a campus held for sale.

Operating Highlights

Medical and Healthcare Segment

For the second quarter, segment revenue of $233.9 million decreased 0.2 percent compared to the prior year, with growth at Chamberlain College of Nursing offset by declines at Carrington College and DeVry Medical International. Operating income for the segment, excluding special items, was $48.2 million, representing an increase of 14.2 percent from the prior year. For the second quarter, Chamberlain revenue increased 7.8 percent to $112.9 million. Revenue for the second quarter at DeVry Medical International decreased 3.6 percent to $88.5 million. Revenue at Carrington College decreased 14.1 percent in the second quarter.

Chamberlain College of Nursing has been designated as a 2016 Center of Excellence by the National League for Nursing (NLN) in recognition of sustained efforts in “Creating Environments That Promote the Pedagogical Expertise of Faculty.”

Chamberlain College of Nursing received approval from the Louisiana Board of Nursing to build a campus in New Orleans, with an opening planned for September 2018.

Ross University School of Veterinary Medicine and the Johns Hopkins Bloomberg School of Public Health are partnering to offer students a pathway to obtain a Master’s of Public Health degree from a premier university. This partnership will enhance our ability to attract ambitious students as well as enhance our students’ qualifications by graduating with duel degrees.

American University of the Caribbean School of Medicine (AUC) and Bronx-Lebanon Hospital Center entered into a 10-year affiliation agreement to enable AUC medical students to complete clinical training in the hospital. This agreement builds on a six-year collaboration that has enabled more than 1,000 AUC students to train at Bronx-Lebanon, the largest voluntary not-for-profit healthcare system serving the South and Central Bronx areas of New York.

International and Professional Education Segment

Second quarter revenue increased 61.5 percent to $100.8 million compared to the prior year. On a constant currency basis, revenue in the segment grew 49.9 percent driven by recent acquisitions. On the same basis but excluding acquisitions, revenue in the segment grew 0.3 percent. Segment operating income in the second quarter was $13.6 million, up from $7.8 million in the prior year.

At Becker Professional Education, second quarter revenue was $27.4 million, up 22.6 percent from the prior year. At DeVry Education of Brazil, revenue in the quarter grew 83.1 percent to $73.4 million. On a constant currency basis, revenue increased 65.1 percent.

In December, Becker received I-20 or Certificate of Eligibility approval from the U.S. government, which allows the institution to sponsor international students, including medical doctors, who wish to study for USMLE certification in the U.S.

A significant majority of the integration activities related to the acquisition of Association of Certified Anti-Money Laundering Specialists (ACAMS) has been completed. Becker expects the contribution of ACAMS to be neutral to earnings per share in the current fiscal year and provide solid growth in revenue and operating income in the future.

Business, Technology and Management Segment

In the second quarter, segment revenue decreased 23.6 percent to $122.4 million. The segment recorded operating income of $11.6 million for the quarter compared to $8.9 million in the prior year, excluding special items. DeVry University achieved $40.5 million of cost savings in the second quarter, excluding special items. Additional cost reductions are expected throughout fiscal 2017 to maintain positive segment economics.

In the November session, new undergraduate students increased 7.2 percent versus the prior year reflecting the enrollment of former ITT students to DeVry University. Total undergraduate students decreased 20.3 percent. In the January session, new students declined 16.7 percent and total students declined 21.6 percent versus the prior year.

During the second quarter, DeVry University continued to introduce a range of in-demand technology-focused, stackable programs. The institution introduced the DeVry Tech value proposition as part of its new marketing campaign. DeVry University is infusing technology in its course offerings with the goal of teaching its students to bring people, processes, data and devices together to help solve the challenges of modern businesses.

DeVry Group Outlook

Third quarter revenue is expected to be down 3 to 4 percent versus the prior year. Third quarter operating costs before special items are expected to decrease 1 to 2 percent versus the prior year.

For the full year, revenue is expected to be flat to down approximately 1 percent compared to the prior year and earnings before special items is expected to grow in the low-double digit range as compared to the prior year. Full year capital spending is expected to be in the $65 million to $70 million range. The effective income tax rate for the fiscal year is expected to be in the range of 20 to 21 percent, before special items.

Conference Call and Webcast Information

DeVry Group will hold a conference call to discuss its fiscal 2017 second quarter financial results Thursday, Feb. 2, at 4 p.m. CST (5 p.m. EST). The conference call will be led by Lisa Wardell, president and CEO, and Patrick Unzicker, CFO and treasurer.

For those wishing to participate by telephone, dial 877-506-6380 (domestic) or 412-902-6690 (international). Ask for the “DeVry Education Group Call.” DeVry Group will also broadcast the conference call on DeVry Group's website at https://services.choruscall/links/dv170202.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry Group will archive a telephone replay of the call until Feb. 16. To access the replay, dial 877-344-7529 (domestic) or 412-317-0088 (international), passcode 10099693. To access the webcast replay, please visit DeVry Group's website, or https://services.choruscall.com/replay.html.

About DeVry Education Group

Since 1931 DeVry Education Group has empowered its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a leading global education provider and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain College of Nursing, DeVry Education of Brazil, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit www.devryeducationgroup.com.

Certain statements contained in this release concerning DeVry Group's future performance, including those statements concerning DeVry Group's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Group or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group's most recent Annual Report on Form 10-K for the year ending June 30, 2016 and filed with the Securities and Exchange Commission (SEC) on August 25, 2016 and its most recent Quarterly Report on Form 10-Q for the quarter ending September 30, 2016 and filed with the SEC on November 2, 2016.

Non-GAAP Earnings Disclosure:

During the second quarter and first six months of fiscal year 2017, DeVry Group recorded special charges related to the following: (i) Restructuring charges primarily related to real estate consolidations at DeVry University which is part of the Business, Technology and Management segment, Carrington College ("Carrington") which is part of the Medical and Healthcare segment and DeVry Group's home office (not related to any segment) in order to align its cost structure with enrollments; (ii) Charges related to regulatory settlement agreements ; and (iii) Charges related to an asset impairment of its Pomona California campus. During the second quarter and first six months of fiscal year 2016, DeVry Group recorded special charges related to the following: (i) Restructuring charges related to workforce reductions and real estate consolidations at DeVry University and real estate consolidations at Carrington in order to align its cost structure with enrollments; and (ii) Asset impairment charge related to the write down of Carrington's intangible assets and goodwill. The following table illustrates the effects of restructuring expense, regulatory settlements and asset impairment charges on DeVry Group’s operating income. Management believes that the non-GAAP disclosure of operating income excluding these special items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring charges, regulatory settlements and asset impairment charges. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands):

DEVRY EDUCATION GROUP INC.
NON-GAAP EARNINGS DISCLOSURE
(Unaudited)
PRELIMINARY
(in thousands, except per share amounts)

	For The Three Months		For The Six Months
	Ended December 31,		Ended December 31,

	2016	2015	2016	2015
Net Income (Loss)	$14,413	$(50,587)	$39,565	$(45,122)
Earnings (Loss) per Share (Diluted-2016, Basic-2015)	$0.23	$(0.79)	$0.62	$(0.70)

Restructuring Expense	$5,050	$12,923	$10,097	$36,997
Effect on Earnings per Share (diluted)	$0.08	$0.20	$0.16	$0.57

Regulatory Settlements	$56,252	$-	$56,252	$-
Effect on Earnings per Share (diluted)	$0.88	$-	$0.88	$-

Loss on Assets Held for Sale	$4,764	$-	$4,764	$-
Effect on Earnings per Share (diluted)	$0.07	$-	$0.08	$-

Asset Impairment Charge	$-	$99,473	$-	$99,473
Effect on Earnings per Share (diluted)	$-	$1.54	$-	$1.54

Income Tax Impact on Non-GAAP Adjustments	$(25,823)	$(17,832)	$(27,258)	$(22,894)
Effect on Earnings per Share (diluted)	$(0.41)	$(0.27)	$(0.43)	$(0.35)

Net Income Excluding Restructuring Expense, Regulatory Settlements, Loss
on Assets Held for Sale and Asset Impairment Charge, net of tax	$54,656	$43,977	$83,420	$68,454

Earnings Per Share Excluding Restructuring Expense, Regulatory Settlements,
Loss on Assets Held for Sale and Asset Impairment Charge (diluted)	$0.85	$0.68	$1.31	$1.06

Shares used in Basic EPS Calculation	NA	64,252	NA	64,272
Shares used in Diluted EPS Calculation	64,028	64,654	63,871	64,617

Enrollment Results
	FY 2017	FY 2016	% Change
DeVry Education Group Student Enrollments
New students(1)	9,586	10,901	-12.1%
Total students(1)	149,528	138,934	+7.6%

Chamberlain College of Nursing
November Session(2)
New students	2,660	2,577	+3.2%
Total students	28,268	25,654	+10.2%
January Session
New students	4,185	4,316	-3.0%
Total students	29,789	27,938	+6.6%

Carrington College
3 months ending December 31, 2015
New students	1,437	1,858	-22.7%
Total students	5,910	7,211	-18.0%

DeVry Medical International(3)
January Term
New students	462	518	-10.8%
Total students	5,863	6,374	-8.0%

DeVry University
Undergraduate – November Session
New students	3,092	2,883	+7.2%
Total students	24,015	30,132	-20.3%
Undergraduate – January Session
New students	2,528	3,036	-16.7%
Total students	22,994	29,313	-21.6%
Graduate – November Session
Coursetakers(4)	9,589	12,463	-23.1%
Graduate – January Session
Coursetakers(4)	9,553	12,368	-22.8%
1)	Includes the most recently reported enrollments at DeVry Group’s postsecondary institutions
2)	Post-licensure online programs only; pre-licensure campus-based programs start in September, January and May.
3)	Includes enrollments in its medical and veterinary preparatory programs offered through DeVry Medical International
4)	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers

DEVRY EDUCATION GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2016	2016	2015
	(in thousands, except share and par value amounts)
ASSETS
Current Assets
Cash and Cash Equivalents	$199,945	$308,164	$178,193
Marketable Securities and Investments	3,844	3,609	3,493
Restricted Cash	11,092	7,183	13,973
Accounts Receivable, Net	150,237	162,389	121,817
Prepaid Expenses and Other	62,315	36,760	41,551
Total Current Assets	427,433	518,105	359,027
Land, Building and Equipment
Land	48,595	55,690	59,677
Building	471,272	488,347	489,145
Equipment	529,221	521,209	500,274
Construction in Progress	15,628	22,560	32,166
	1,064,716	1,087,806	1,081,262
Accumulated Depreciation	(575,470)	(566,043)	(545,711)
Land, Building and Equipment Held for Sale, Net	11,280	-	-
Land, Building and Equipment, Net	500,526	521,763	535,551
Other Assets
Deferred Income Taxes, Net	26,618	52,608	24,889
Intangible Assets, Net	421,528	342,856	357,901
Goodwill	854,838	588,007	542,994
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	57,040	60,207	58,728
Total Other Assets	1,373,474	1,057,128	997,962
TOTAL ASSETS	$2,301,433	$2,096,996	$1,892,540

LIABILITIES
Current Liabilities
Accounts Payable	$47,889	$64,687	$56,762
Accrued Salaries, Wages and Benefits	78,864	93,328	73,506
Accrued Expenses	102,154	103,379	83,763
Deferred Revenue	96,649	100,442	77,778
Total Current Liabilities	325,556	361,836	291,809
Other Liabilities
Revolving Loan	225,000	-	-
Deferred Income Taxes, Net	32,452	29,936	21,380
Deferred Rent and Other	106,792	118,025	109,701
Total Other Liabilities	364,244	147,961	131,081

TOTAL LIABILITIES	689,800	509,797	422,890

NONCONTROLLING INTEREST	6,720	5,112	2,813
SHAREHOLDERS' EQUITY
Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
62,776,000, 62,549,000 and 63,284,000 Shares Outstanding at
December 31, 2016, June 30, 2016 and December 31, 2015, respectively	775	765	764
Additional Paid-in Capital	395,155	372,175	360,333
Retained Earnings	1,797,634	1,771,068	1,743,105
Accumulated Other Comprehensive Loss	(50,828)	(42,467)	(133,207)
Treasury Stock, at Cost 14,762,000, 13,990,000 and 13,131,000 Shares at
December 31, 2016, June 30, 2016 and December 31, 2015, respectively	(537,823)	(519,454)	(504,158)
TOTAL SHAREHOLDERS' EQUITY	1,604,913	1,582,087	1,466,837
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND
SHAREHOLDERS' EQUITY	$2,301,433	$2,096,996	$1,892,540

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
PRELIMINARY

	For The Three Months		For The Six Months
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
	(in thousands, except per share amounts)
REVENUE:
Tuition	$419,264	$421,602	$818,291	$817,658
Other Educational	37,086	34,601	87,951	79,957

Total Revenue	456,350	456,203	906,242	897,615
OPERATING COST AND EXPENSE:
Cost of Educational Services	239,787	241,021	490,460	486,098
Student Services and Administrative Expense	145,651	159,163	306,716	323,179
Restructuring Expense	5,050	12,923	10,097	36,997
Regulatory Settlements	56,252	-	56,252	-
Loss on Assets Held for Sale	4,764	-	4,764	-
Asset Impairment Charge	-	99,473	-	99,473

Total Operating Cost and Expense	451,504	512,580	868,289	945,747

Operating Income (Loss)	4,846	(56,377)	37,953	(48,132)
INTEREST:
Interest Income	993	240	2,051	367
Interest Expense	(2,300)	(1,847)	(4,415)	(4,173)

Net Interest Expense	(1,307)	(1,607)	(2,364)	(3,806)

Income (Loss) Before Income Taxes	3,539	(57,984)	35,589	(51,938)
Income Tax Benefit	11,216	7,514	4,315	6,853

NET INCOME (LOSS)	14,755	(50,470)	39,904	(45,085)
Net Income Attributable to Noncontrolling Interest	(342)	(117)	(339)	(37)

NET INCOME (LOSS) ATTRIBUTABLE TO DEVRY EDUCATION GROUP	$14,413	$(50,587)	$39,565	$(45,122)

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE
TO DEVRY EDUCATION GROUP SHAREHOLDERS
Basic	$0.23	$(0.79)	$0.62	$(0.70)
Diluted	$0.23	$(0.79)	$0.62	$(0.70)

Cash Dividend Declared per Common Share	$0.18	$0.18	$0.18	$0.18

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
PRELIMINARY
	For The Six Months
	Ended December 31,
	2016	2015
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$39,904	($45,085)
Adjustments to Reconcile Net Income (Loss) to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	9,333	10,212
Depreciation	35,567	39,370
Amortization	6,047	2,902
Impairment of Goodwill and Intangible Assets	-	99,473
Provision for Refunds and Uncollectible Accounts	44,713	40,601
Deferred Income Taxes	10,730	(16,993)
Loss on Disposals, Accelerated Depreciation and Adjustments
to Land, Building and Equipment	3,969	15,263
Unrealized Loss on Assets Held for Sale	4,764	-
Changes in Assets and Liabilities, Net of Effects from
Acquisitions Components:
Restricted Cash	(3,909)	(3,230)
Accounts Receivable	(33,132)	(18,218)
Prepaid Expenses and Other	(33,264)	(5,134)
Accounts Payable	(13,175)	(9,257)
Accrued Salaries, Wages, Benefits and Expenses	(17,930)	(20,199)
Deferred Revenue	(18,698)	(13,186)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$34,919	$76,519

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(20,406)	(41,048)
Payment for Purchase of Businesses, Net of Cash Acquired	(330,567)	(170,577)
Marketable Securities Purchased	(73)	(86)
Purchase of Noncontrolling Interest of Subsidiary	-	(3,114)

NET CASH USED IN INVESTING ACTIVITIES	(351,046)	(214,825)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	13,784	271
Proceeds from Stock Issued Under Colleague Stock Purchase Plan	439	558
Repurchase of Common Stock for Treasury	(16,381)	(16,510)
Cash Dividends Paid	(11,412)	(11,563)
Payments of Seller Financed Obligations	(3,518)	(3,476)
Borrowings Under Revolving Credit Facility	405,000	-
Repayments Under Revolving Credit Facility	(180,000)	-

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	207,912	(30,720)

Effects of Exchange Rate Differences	(4)	(5,803)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(108,219)	(174,829)

Cash and Cash Equivalents at Beginning of Period	308,164	353,022
Cash and Cash Equivalents at End of Period	$199,945	$178,193

DEVRY EDUCATION GROUP INC.
SEGMENT INFORMATION
(Unaudited)
PRELIMINARY
(in thousands)

	For The Three Months			For The Six Months
	Ended December 31,			Ended December 31,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
REVENUE:
Medical and Healthcare	$233,855	$234,374	-0.2%	$470,609	$458,358	2.7%
International and Professional Education	100,752	62,403	61.5%	193,722	121,076	60.0%
Business, Technology and Management	122,395	160,212	-23.6%	243,285	319,678	-23.9%
Intersegment Elimination	(652)	(786)	17.0%	(1,374)	(1,497)	8.2%
Total Consolidated Revenue	456,350	456,203	0.0%	906,242	897,615	1.0%
OPERATING INCOME (LOSS):
Medical and Healthcare	45,872	(56,941)	NM	87,714	(22,688)	NM
International and Professional Education	13,616	7,846	73.5%	17,697	9,884	79.0%
Business, Technology and Management	600	(4,362)	NM	(7,385)	(29,611)	75.1%
Reconciling Items:
Home Office and Other	(55,242)	(2,920)	-1791.8%	(60,073)	(5,717)	-950.8%
Total Consolidated Operating Income (Loss)	4,846	(56,377)	NM	37,953	(48,132)	NM
INTEREST:
Interest Income	993	240	313.8%	2,051	367	458.9%
Interest Expense	(2,300)	(1,847)	-24.5%	(4,415)	(4,173)	-5.8%
Net Interest Expense	(1,307)	(1,607)	18.7%	(2,364)	(3,806)	37.9%
Total Consolidated Income (Loss) Before Income Taxes	$3,539	$(57,984)	NM	$35,589	$(51,938)	NM

During the second quarter and first six months of fiscal year 2017, DeVry Group recorded special charges related to the following: (i) Restructuring charges primarily related to real estate consolidations at DeVry University which is part of the Business, Technology and Management segment, Carrington College ("Carrington") which is part of the Medical and Healthcare segment and DeVry Group's home office (not related to any segment) in order to align its cost structure with enrollments; (ii) Charges related to settlement agreements with the Federal Trade Commission and New York Office of the Attorney General; and (iii) Charges related to an asset impairment of its Pomona California campus. During the second quarter and first six months of fiscal year 2016, DeVry Group recorded special charges related to the following: (i) Restructuring charges related to workforce reductions and real estate consolidations at DeVry University and real estate consolidations at Carrington in order to align its cost structure with enrollments; and (ii) Asset impairment charge related to the write down of Carrington's intangible assets and goodwill. The following table illustrates the effects of restructuring expense, regulatory settlements and asset impairment charges on DeVry Group’s operating income. Management believes that the non-GAAP disclosure of operating income excluding these special items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring charges, regulatory settlements and asset impairment charges. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands):

	For The Three Months			For The Six Months
	Ended December 31,			Ended December 31,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)

Medical and Healthcare Operating Income (Loss)	$45,872	$(56,941)	NM	$87,714	$(22,688)	NM
Restructuring Expense	2,334	(310)	NM	3,703	71	5115.5%
Asset Impairment Charge	-	99,473	NM	-	99,473	NM
Medical and Healthcare Operating Income Excluding Restructuring Expense and Asset Impairment Charge	$48,206	$42,222	14.2%	$91,417	$76,856	18.9%

Business, Technology and Management Operating Income	$600	$(4,362)	NM	$(7,385)	$(29,611)	75.1%
Restructuring Expense	2,088	13,259	-84.3%	3,785	36,951	-89.8%
Regulatory Settlements	4,102	-	NM	4,102	-	NM
Loss on Assets Held for Sale	4,764	-	NM	4,764	-	NM
Business, Technology and Management Operating Income Excluding Restructuring Expense, Regulatory Settlements and Loss on Assets Held for Sale	$11,554	$8,897	29.9%	$5,266	$7,340	-28.3%

Home Office and Other Operating (Loss) Income	$(55,242)	$(2,920)	-1791.8%	$(60,073)	$(5,717)	-950.8%
Restructuring Expense	627	-	NM	2,609	-	NM
Regulatory Settlements	52,150	-	NM	52,150	-	NM
Home Office and Other Operating (Loss) Income Excluding Restructuring Expense and Regulatory Settlements	$(2,465)	$(2,920)	15.6%	$(5,314)	$(5,717)	7.0%

CONTACT:
DeVry Education Group
Investor Contact:
Joan Walter
jwalter@devrygroup.com
630-353-3800
or
Media Contact:
Ernie Gibble
egibble@devrygroup.com
630-353-9920